   As filed with the Securities and Exchange Commission on December 18, 2003
                                                       Registration No. 33-18278
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------

                        POST EFFECTIVE AMENDMENT NO. 14
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------

                             MANDALAY RESORT GROUP*
               (Exact name of issuer as specified in its charter)

                  Nevada                            88-0121916
         (State of incorporation)       (I.R.S. Employer Identification No.)

                         3950 Las Vegas Boulevard South
                            Las Vegas, Nevada 89119
                                 (702) 632-6700
    (Address of principal executive offices, zip code and telephone number)

                               ----------------
      MANDALAY RESORT GROUP EMPLOYEES' PROFIT SHARING AND INVESTMENT PLAN
                               ----------------


                         Yvette Landau, General Counsel
                             Mandalay Resort Group
                         3950 Las Vegas Boulevard South
                            Las Vegas, Nevada 89119
                                 (702) 632-6700
           (Name, address and telephone number of agent for service)

                                    Copy to:
                           Howell J. Reeves, Esquire
                    Wolf, Block, Schorr and Solis-Cohen LLP
                          1650 Arch Street--22nd Floor
                     Philadelphia, Pennsylvania 19103-2097

-------
* Effective June 18, 1999, Circus Circus Enterprises, Inc. amended its Articles of Incorporation to change its name to Mandalay Resort Group.
================================================================================

                                     PART I

     A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(l)(i).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Commission by Mandalay Resort Group (which filed such documents under its previous corporate name "Circus Circus Enterprises, Inc. until it changed its corporate name on June 18, 1999) and the Mandalay Resort Group Employees' Profit Sharing and Investment Plan, formerly the Circus Circus Employees' Profit Sharing and Investment Plan (the "Plan") are incorporated by reference in this registration statement:

     (a) the Annual Report of Mandalay Resort Group on Form 10-K for the fiscal year ended January 31, 2003, and Amendment No. 1 thereto on Form 10-K/A;

     (b) the Quarterly Reports of Mandalay Resort Group on Form 10-Q for the fiscal quarters ended April 30, 2003 (as amended by Amendment No. 1 thereto on Form 10-Q/A), July 31, 2003 and October 31, 2003, respectively;

     (c) the Current Reports of Mandalay Resort Group on Form 8-K filed with the Commission on February 6, 2003 (as amended by a Form 8-K/A filed February 11,
2003), March 17, 2003, March 19, 2003, April 1, 2003, April 3, 2003, June 12,
2003, June 30, 2003, July 22, 2003, July 25, 2003, September 9, 2003, November
14, 2003, November 26, 2003 and December 15, 2003;

     (d) the description of Mandalay Resort Group's common stock contained in its Form 8-A Registration Statement declared effective by the Commission on October 25, 1983, and any amendments or reports filed for the purpose of updating such description;

     (e) the description of Mandalay Resort Group's common stock purchase rights contained in its Form 8-A Registration Statement declared effective by the Commission on August 12, 1994, and any amendments or reports filed for the purpose of updating such description;

     (f) the Plan's Annual Report on Form 11-K for the year ended December 31, 2002 and Amendment No. 1 thereto on Form 11-K/A dated June 26, 2003; and

     (g) all documents subsequently filed by Mandalay Resort Group or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 78.7502 of the Nevada Revised Statutes (the "Nevada Law") permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     In accordance with Nevada Revised Statutes 78.037, Article XI of Mandalay Resort Group's Restated Articles of Incorporation provides that no director or officer of Mandalay Resort Group shall be personally liable to Mandalay Resort Group or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which include intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes 78.300.

     Nevada Revised Statutes Section 78.138, however, currently provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law. To the extent the Restated Articles of Incorporation would be deemed to be inconsistent with Section 78.138, the provisions of such statute should control.

     Article X, Section 10.2 of Mandalay Resort Group's Restated Bylaws provides for mandatory indemnification of directors and officers to the fullest extent now or hereafter permitted by law.

     Mandalay Resort Group maintains liability insurance under which officers and directors are generally indemnified against losses and liability (including costs, expenses, settlements, and judgments) incurred by them in such capacities, individually or otherwise, other than specified excluded losses. The insurance policy will pay on behalf of Mandalay Resort Group all covered losses for which Mandalay Resort Group grants indemnification of each officer or director as permitted by law which the officer or director becomes legally obligated to pay on account of an indemnifiable claim. The policy generally covers liabilities arising under the federal securities laws other than specified exclusions such as any payment for a loss arising out of a deliberate criminal or deliberate fraudulent act by the insured.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

3(i)(a) Restated Articles of Incorporation of Mandalay Resort Group as of July 15, 1988 and Certificate of Amendment thereto, dated June 29, 1989 (Incorporated by reference to Exhibit 3(a) to the Annual Report of Mandalay Resort Group on Form 10-K for the fiscal year ended
         January 31, 1991).
3(i)(b) Certificate of Amendment of the Restated Articles of Incorporation (Incorporated by reference to Exhibit 3(i) to Mandalay Resort Group's Current Report on Form 8-K dated June 18, 1999).
3(i)(c) Certificate of Division of Shares into Smaller Denominations, dated June 20, 1991 (Incorporated by reference to Exhibit 3(b) to Mandalay Resort Group's Annual Report on Form 10-K for the fiscal year ended January 31, 1992).
3(i)(d) Certificate of Division of Shares into Smaller Denominations, dated June 22, 1993 (Incorporated by reference to Exhibit 3(i) to Mandalay Resort Group's Current Report on Form 8-K dated July 21, 1993).
3(ii)    Restated Bylaws of Mandalay Resort Group (Incorporated by reference to
         Exhibit 3.2 to Mandalay Resort Group's Quarterly Report on Form 10-Q for the quarter ended July 31, 2003).
4(a) Rights Agreement, dated as of July 14, 1994, between Mandalay Resort Group and First Chicago Trust Company of New York (Incorporated by reference to Exhibit 4 to Mandalay Resort Group's Current Report on Form 8-K dated August 15, 1994).
4(b) Amendment to Rights Agreement, effective as of April 16, 1996, between Mandalay Resort Group and First Chicago Trust Company of New York (Incorporated by reference to Exhibit 4(a) to Mandalay Resort Group's Quarterly Report on Form 10-Q for the period ended July 31, 1996).
4(c) Group Annuity Contract No. GA70867, effective as of November 1, 1985 and related letters dated November 15, 1985 and December 4, 1985-- Incorporated by reference to Exhibit 4(c) to Mandalay Resort Group's Registration Statement on Form S-8 (No. 33-1459).
4(d) Eighteenth Amendment and Restatement of the Mandalay Resort Group Employees' Profit Sharing and Investment Plan.*
4(e) Nineteenth Amendment to the Mandalay Resort Group Employees' Profit Sharing and Investment Plan.
4(f) Eleventh Amendment and Restatement of the Mandalay Resort Group Employees' Profit Sharing and Investment Trust.*
5(a)     Opinion of Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered,
         Las Vegas, Nevada.*
5(b)     Internal Revenue Service determination letter, dated April 28,
         1987 (Incorporated by reference to Exhibit 5(b) to Mandalay Resort Group's Registration Statement on Form S-8 (No. 33-1459)).
5(c)     Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis,
         P.A. Tampa, Florida, dated December 18, 2003.
5(d)     Internal Revenue Service determination letter, dated May 23, 1995.*
5(e)     Internal Revenue Service determination letter, dated July 22, 1997.*
5(f)     Internal Revenue Service determination letter, dated November 5, 2002.
23(a) Consent of Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered. Reference is made to Exhibit 5(a) hereto.
23(b) Consent of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, P.A. Reference is made to Exhibit 5(c) hereto.
23(c) Consent of Arthur Andersen LLP related to the financial statements of Victoria Partners**
23(d)    Consent of Deloitte & Touche LLP related to the consolidated financial statements of Mandalay Resort Group
23(e) Consent of Deloitte & Touche LLP related to the financial statements of Victoria Partners
23(f) Consent of Deloitte & Touche LLP relating to the financial statements of the Mandalay Resort Group Employees' Profit Sharing and Investment Plan.
23(g)    Consent of PricewaterhouseCoopers LLP
24       Power of Attorney (included on page II-5 of Post Effective
         Amendment No. 11).*
---------
 * Previously filed as an exhibit to this Registration Statement.
** A currently dated consent from Arthur Andersen LLP has been omitted in reliance on Rule 437a under the Securities Act of 1933.

Item 9. Undertakings.

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 18th day of December, 2003.

                                           Mandalay Resort Group


                                           By  /s/ Michael S. Ensign
                                             -----------------------------------
                                              Michael S. Ensign, Chairman of the
                                              Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                      Title                         Date


/s/ Michael S. Ensign        Chairman of the Board, Chief      December 18, 2003
--------------------------    Executive Officer and Chief
     Michael S. Ensign        Operating Officer (Principal
                              Executive Officer)



/s/  William A. Richardson   Vice Chairman of the Board        December 18, 2003
--------------------------
    William A. Richardson


           *                 President, Chief Financial        December 18, 2003
--------------------------    Officer and Director
     Glenn Schaeffer          (Principal Financial Officer)


/s/ Les Martin               Vice President, Chief             December 18, 2003
-------------------------     Accounting Officer and
       Les Martin             Treasurer (Principal
                              Accounting Officer)


           *                 Director                          December 18, 2003
-------------------------
     William E. Bannen


           *                 Director                          December 18, 2003
-------------------------
    Rose McKinney-James

         Signature                      Title                         Date



           *                Director                           December 18, 2003
--------------------------
      Michael D. McKee

           *                Director                           December 18 2003
--------------------------
       Donna B. More


                            Director                           December __, 2003
--------------------------
   Harold J. Phillips

* By /s/ Michael S. Ensign
    ----------------------
    Michael S. Ensign
    Attorney-in-Fact

     The Plan.Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 18th day of December, 2003.

                                             Mandalay Employees' Profit Sharing
                                             And Investment Plan


                                             By    Mandalay Resort Group
                                                     Plan Administrator

                                             By /s/ Michael S. Ensign
                                               ---------------------------------
                                               Michael S. Ensign, Chairman of
                                               the Board and Chief Executive
                                               Officer

                                 Exhibit Index

Exhibit No.   Exhibit Description
----------    -------------------
3(i)(a)       Restated Articles of Incorporation of Mandalay Resort Group as of
              July 15, 1988 and Certificate of Amendment thereto, dated June 29,
              1989 (Incorporated by reference to Exhibit 3(a) to the Annual
              Report of Mandalay Resort Group on Form 10-K for the fiscal year ended January 31, 1991).
3(i)(b)       Certificate of Amendment of the Restated Articles of Incorporation
              (Incorporated by reference to Exhibit 3(i) to Mandalay Resort
              Group's Current Report on Form 8-K dated June 18, 1999).
3(i)(c)       Certificate of Division of Shares into Smaller Denominations, dated June 20, 1991 (Incorporated by reference to Exhibit 3(b) to
              Mandalay Resort Group's Annual Report on Form 10-K for the fiscal year ended January 31, 1992).
3(i)(d)       Certificate of Division of Shares into Smaller Denominations, dated June 22, 1993 (Incorporated by reference to Exhibit 3(i) to
              Mandalay Resort Group's Current Report on Form 8-K dated July 21,
              1993).
3(ii)         Restated Bylaws of Mandalay Resort Group (Incorporated by
              reference to Exhibit 3.2 to Mandalay Resort Group's Quarterly
              Report on Form 10-Q for the quarter ended July 31, 2003).
4(a)          Rights Agreement, dated as of July 14, 1994, between Mandalay
              Resort Group and First Chicago Trust Company of New York
              (Incorporated by reference to Exhibit 4 to Mandalay Resort Group's
              Current Report on Form 8-K dated August 15, 1994).
4(b)          Amendment to Rights Agreement, effective as of April 16, 1996, between Mandalay Resort Group and First Chicago Trust Company of
              New York (Incorporated by reference to Exhibit 4(a) to Mandalay
              Resort Group's Quarterly Report on Form 10-Q for the period ended
              July 31, 1996).
4(c)          Group Annuity Contract No. GA70867, effective as of November 1,
              1985 and related letters dated November 15, 1985 and December 4,
              1985--Incorporated by reference to Exhibit 4(c) to Mandalay Resort
              Group's Registration Statement on Form S-8 (No. 33-1459).
4(d)          Eighteenth Amendment and Restatement of the Mandalay Resort Group
              Employees' Profit Sharing and Investment Plan.*
4(e)          Nineteenth Amendment to the Mandalay Resort Group Employees'
              Profit  Sharing and Investment Plan.
4(f)          Eleventh Amendment and Restatement of the Mandalay Resort Group
              Employees' Profit Sharing and Investment Trust.*
5(a)          Opinion of Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered,
              Las Vegas, Nevada.*
5(b)          Internal Revenue Service determination letter, dated April 28,
              1987 (Incorporated by reference to Exhibit 5(b) to Mandalay Resort
              Group's Registration Statement on Form S-8 (No. 33-1459)).
5(c)          Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis,
              P.A. Tampa, Florida, dated December 18, 2003.
5(d)          Internal Revenue Service determination letter, dated May 23,
              1995.*
5(e)          Internal Revenue Service determination letter, dated July 22,
              1997.*
5(f)          Internal Revenue Service determination letter, dated November 5,
              2002.*
23(a)         Consent of Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered.
              Reference is made to Exhibit 5(a) hereto.
23(b)         Consent of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis,
              P.A. Reference is made to Exhibit 5(c) hereto.
23(c)         Consent of Arthur Andersen LLP related to the financial statements of Victoria Partners**
23(d)         Consent of Deloitte & Touche LLP related to the consolidated financial statements of Mandalay Resort Group
23(e)         Consent of Deloitte & Touche LLP related to the financial
              statements of Victoria Partners
23(f)         Consent of Deloitte & Touche LLP relating to the financial statements of the Mandalay Resort Group Employees' Profit Sharing
              and Investment Plan.
23(g)         Consent of PricewaterhouseCoopers LLP
24            Power of Attorney (included on page II-5 of Post Effective
              Amendment No. 11).*
---------
 * Previously filed as an exhibit to this Registration Statement.
** A currently dated consent from Arthur Andersen LLP has been omitted in reliance on Rule 437a under the Securities Act of 1933.